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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                 Date of Report (Date of earliest event reported):

                                 November 24, 1998


                               ORYX TECHNOLOGY CORP.
               (Exact name of registrant as specified in its charter)


Delaware                              1-12680               22-2115841
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
   of incorporation)                                      Identification No.)




                   1100 Auburn Street, Fremont, California 94538
                      (Address of principal executive offices)


         Registrant's telephone number, including area code:  (510) 492-2080

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Item 2.        Acquisition or Disposition of Assets

     On November 24, 1998, pursuant to the terms of a Note and Stock Purchase Agreement dated November 6, 1998 by and among Oryx Technology Corp. ("Oryx"), Corus Investment Ltd. ("Corus") and Oryx Instruments and Materials Corporation ("OIMC"), Oryx sold to Corus for a cash payment of $500,000, one million shares of Class A Common Stock of OIMC owned by Oryx and a $ 1 million promissory note payable by OIMC to Oryx. After its sale of OIMC stock to Corus, Oryx will continue to own one million shares of OIMC Class A Common Stock.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits.

          10.44 Note and Stock Purchase Agreement and Release dated November 6, 1998 by and among Oryx Technology Corp, Corus Investment Ltd. and Oryx Instruments and Materials Corporation.

          99.1      Press Release dated December 7, 1998.





                                     SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 1998             ORYX TECHNOLOGY CORP. (Registrant)


                                   By:  /s/ Philip J. Micciche
                                        ----------------------
                                        Philip J. Micciche
                                        President & Chief Executive Officer


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